UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2015

6D GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35002	47-1899833
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

17 State Street, Suite 2550
New York, NY 10004
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 681-2345

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Piotr (Pete) A. Chrzaszcz

Effective as of October 24, 2015, the Board of Directors (the “Board”) of 6D Global Technologies, Inc. (the “Company”) elected Piotr (Pete) A. Chrzaszcz as a member of the Board, to fill the vacancy created by the resignation of David Kaufman.  Mr. Chrzaszcz will serve as a member of the Board’s Audit Committee and Compensation Committee and as chairperson of the Board’s Governance and Nominating Committee. The Board has determined that Mr. Chrzaszcz will meet the independence requirements of the NASDAQ Stock Market.

Mr. Chrzaszcz (pronounced Shunz) is currently an active investor trading his own portfolio. Mr. Chrzaszcz served as the CEO of Commercial Masterminds Inc., a commercial real estate investment and advisory firm from 2007-2012 and holds the advanced real estate investor designation, Certified Commercial Investment Member (CCIM). Mr. Chrzaszcz was an active leader in the CCIM community and a guest lecturer for the UC Berkeley Extension, Personal Financial Planning Program discussing due diligence in commercial real estate. Mr. Chrzaszcz is an Air Force veteran and holds a Bachelor of Science in Aerospace Engineering from Boston University.

There are no family relationships between any of the Company’s directors or officers and Mr. Chrzaszcz.  There are no related party transactions with respect to Mr. Chrzaszcz reportable under Item 404(a) of Regulation S-K.

For his services as a member of the Board and all three committees, Mr. Chrzaszcz will receive $14,500 per quarter and options to purchase 20,000 shares of the Company’s common stock per year and is entitled to reimbursement of any fees and expenses in connection with performing his duties as a director.

Michael Bannout

Effective as of October 27, 2015, the Board elected Michael Bannout as a member of the Board, to fill the vacancy created by the resignation of Anubhav Saxena.  Mr. Bannout will serve as a member of the Board’s Audit Committee and Governance and Nominating Committee and as chairperson of the Board’s Compensation Committee. The Board has determined that Mr. Bannout will meet the independence requirements of the NASDAQ Stock Market.

For the past 25 years, Mr. Bannout has been the CEO and President of M. London Group, Inc., a privately owned men’s and women’s fashion accessories and apparel company, which he started in New York City as a small cut and sew manufacturing company and built into a multi-million dollar enterprise with world-wide distribution.  Mr. Bannout attended Brooklyn College in Brooklyn, NY.

There are no family relationships between any of the Company’s directors or officers and Mr. Bannout.  There are no related party transactions with respect to Mr. Bannout reportable under Item 404(a) of Regulation S-K.

For his services as a member of the Board and all three committees, Mr. Bannout will receive $14,500 per quarter and options to purchase 20,000 shares of the Company’s common stock per year and is entitled to reimbursement of any fees and expenses in connection with performing his duties as a director.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.

Date: October 29, 2015	By:	/s/ Tejune Kang
Name: Tejune Kang
Title: Chief Executive Officer